EXECUTION COPY

REDIFF.COM INDIA LIMITED

AND

CITIBANK, N.A.,

As Depositary,

AND

ALL HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY SHARES

Amendment No. 1
to
Deposit Agreement

________________________________

Dated as of August 9, 2012

TABLE OF CONTENTS

i

TABLE OF CONTENTS
(continued)
Page

EXHIBIT A	A-1
EXHIBIT B	B-1

ii

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, dated as of August 9, 2012 (the “Amendment”), by and among Rediff.com India Limited, a limited liability company organized under the laws of the Republic of India (the “Company”), Citibank, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares issued and outstanding under the Deposit Agreement, dated as of June 13, 2000 (the “Original Deposit Agreement”), as supplemented by the Letter Agreement, dated as of November 8, 2007, by and between the Company and the Depositary (the Original Deposit Agreement as so supplemented, the “Deposit Agreement” and the Deposit Agreement as amended by the Amendment, the “Amended Deposit Agreement”).

WITNESSETH THAT:

WHEREAS, the Company and the Depositary entered into the Deposit Agreement for the creation of American Depositary Shares (“ADSs”) representing Shares (as defined in the Original Deposit Agreement) from time to time deposited and for the execution and delivery of American Depositary Receipts (“Receipts”) in respect of the ADSs; and

WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement to reflect the correct address of the Depositary’s Principal Office; and

WHEREAS, the Company and the Depositary desire to further amend the Deposit Agreement to reflect the Depositary’s updated schedule of fees and related charges associated with the administration of the Company’s ADS facility and to permit the Depositary to assess such fees and related charges in accordance with the terms, and subject to any conditions, set forth herein; and

WHEREAS, pursuant to Section 6.1 of the Original Deposit Agreement, the Company and the Depositary deem it desirable to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed to the Original Deposit Agreement as Exhibit A, and the Fee Schedule annexed to the Original Deposit Agreement as Exhibit B, for the purposes set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the Receipts currently outstanding, the form of Receipt annexed to the Original Deposit Agreement as Exhibit A, and the Fee Schedule annexed to the Original Deposit Agreement as Exhibit B as follows:

ARTICLE I            DEFINITIONS

SECTION 1.01.      Definitions.  Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

SECTION 1.02.      Effective Date.  The term “Effective Date” shall mean the later to occur of (i) the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding ADSs, or (ii) the date upon which the Commission declares effective the applicable Post-Effective Amendment No. 1 to Registration Statement on Form F-6 pursuant to which a form of this Amendment has been filed with the Commission.

ARTICLE II           AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.      Deposit Agreement.  All references in the Original Deposit Agreement and the letter agreement described in the preamble above to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement as amended by this Amendment.

SECTION 2.02.      Amendments Binding on all Holders and Beneficial Owners.  From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

SECTION 2.03.      Principal Office.  All references in the Deposit Agreement to the Principal Office of the Depositary shall, as of the Effective Date, refer to 388 Greenwich Street, 14th Floor, New York, NY  10013, U.S.A.

SECTION 2.04.      Change of Fees of the Depositary.  All references made in the Deposit Agreement to the fees of the Depositary shall, as of the Effective Date, refer to the fees set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

SECTION 2.05.      Additional Change of Fees of the Depositary.  To reflect the change in fees, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 5.9 in its entirety and inserting the following in its stead:

“Section 5.9       Fees and Charges of Depositary.  The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.1.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.”

ARTICLE III          AMENDMENTS TO THE RECEIPTS

SECTION 3.01.      Amendments to Receipts.  The form of ADR attached as Exhibit A to the Original Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

(a)           deleting the last sentence of the first paragraph thereof in its entirety and inserting the following in its stead:

“The Depositary’s Principal Office is located at 388 Greenwich Street, 14th Floor, New York, NY 10013, U.S.A.”

(b)           deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

"This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of June 13, 2000, as amended by Amendment No. 1 to Deposit Agreement, dated as of August 9, 2012 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

(c)           deleting paragraph (10) thereof in its entirety and inserting the following in its stead:

“(10)       Charges of Depositary.  The Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
Cancellation Fee:  to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADSs, a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

(vi)	Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and for the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.”

ARTICLE IV          AMENDMENT TO THE FEE SCHEDULE

SECTION 4.01.      Amendment to Fee Schedule.  The fee schedule attached as Exhibit B to the Original Deposit Agreement is hereby amended as of the Effective Date by deleting it in its entirety and replacing it with Exhibit B attached hereto.

ARTICLE V            REPRESENTATIONS AND WARRANTIES

SECTION 5.01.       Company’s Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

(a)           This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)           In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in the Republic of India, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of India, nor does any stamp or similar tax need be paid in the Republic of India on or in respect of such agreements; and

(c)           None of the terms of this Amendment violate or conflict with, nor does the execution and delivery of this Amendment, the filing of the related Registation Statement on Form F-6 or the consummation of the transactions contemplated therein violate or conflict with any agreement to which the Company is a party or by which the Company is bound; and

(d)           All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

SECTION 5.02.      Depositary’s Representations and Warranties.  The Depositary represents and warrants to, and agrees with, the Company and the Holders and Beneficial Owners, that:

(a)           This Amendment, when executed and delivered by the Depositary, and the Deposit Agreement and all other documentation executed and delivered by the Depositary in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE VI          MISCELLANEOUS

SECTION 6.01.      New Receipts.  From and after the Effective Date, the Depositary shall arrange to have new Receipts printed or amended that reflect the changes to the form of Receipt effected by this Amendment.  All Receipts issued hereunder after the Effective Date, once such new Receipts are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto.  However, Receipts issued prior or subsequent to the date hereof, which do not reflect the changes to the form of Receipt effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 6.02.      Notice of Amendment to Holders.  As notice of the change to the Deposit Agreement to reflect (i) the correct address of the Depositary’s Principal Office, and (ii) the Depositary’s updated schedule of fees and related charges associated with the administration of the Company’s ADS facility, has been sent to the Holders of ADSs prior to the date hereof, the Depositary is directed not to send notices of this Amendment to the Holders.

SECTION 6.03.      Indemnification.  Each of the Company and the Depositary hereby agrees that the terms and conditions set forth in Section 5.8 of the Deposit Agreement shall apply in all respects to any direct loss, liability, tax, charge or expense of any kind whatsoever (including, not limited to, the reasonable fees and exapenses of counsel) which may arise out of acts performed or omitted pursuant to this Amendment.

SECTION 6.04.      Ratification.  Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

SECTION 6.05.      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that State.

SECTION 6.06.      Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

REDIFF.COM INDIA LIMITED By: /S/ Swasti Bhowmick Name: Swasti Bhowmick Title: Chief Financial Officer CITIBANK, N.A., AS DEPOSITARY By: /s/ Thomas Crane Name: Thomas Crane Title: Vice President

EXHIBIT A

[FORM OF RECEIPT]

Number _______	CUSIP NUMBER: ________ American Depositary Shares (each American Depositary Share representing one-half (½) of one equity share, par value Rs.5 per share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED EQUITY SHARES

of

REDIFF.COM INDIA LIMITED

(a public company with limited liability organized under the laws of the Republic of India)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter “ADS”), representing deposited equity shares, each of par value of Rs.5 per share, including evidence of rights to receive such equity shares (the “Shares”), of REDIFF.COM INDIA LIMITED, a public company with limited liability organized under the laws of the Republic of India (the “Company”).  As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents one-half (½) of one Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A. - Mumbai Branch (the “Custodian”).  The ratio of American Depositary Shares to Shares is subject to amendment as provided in the Deposit Agreement.  The Depositary’s Principal Office is located at 388 Greenwich Street, 14th Floor, New York, NY 10013, U.S.A.

(1)           The Deposit Agreement.  This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of June 13, 2000, as amended by Amendment No. 1 to Deposit Agreement, dated as of August 9, 2012 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Articles of Association and Memorandum of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association and Memorandum of Association, to which reference is hereby made.  All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.  The Depositary has made arrangements for the acceptance of the ADSs into DTC.  Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2)           Surrender of Receipts and Withdrawal of Deposited Securities.

Subject to applicable law, the Holder of this Receipt (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) to him or upon his order of the Deposited Securities at the time represented by the ADS(s) evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this Receipt) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, this Receipt has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement, of the Company’s Articles of Association and Memorandum of Association, of any applicable laws (including the rules of the Reserve Bank of India), and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.  Unless Indian law, as in effect as of the date of the Deposit Agreement, changes, once withdrawn from the depositary facility, Shares may not be redeposited with the Depositary under the Deposit Agreement.

Upon satisfaction of each of the conditions specified above, the Depositary shall (i) cancel the ADSs Delivered to it (and, if applicable, the Receipt evidencing the ADSs so Delivered), (ii) direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities (including, without limitation, stamped instruments of transfer), or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this Receipt, of the Articles of Association and Memorandum of Association of the Company,  applicable laws, the rules of the Reserve Bank of India, and to the terms and conditions of  or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share.  In the case of Delivery of ADSs representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs.  Notwithstanding anything else contained in this Receipt or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs evidenced by this Receipt.  At the request, risk and expense of any Holder so surrendering ADSs, represented by this Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Company and the Depositary have been advised that, as of the date of the Deposit Agreement, a stamp duty of 0.5 percent of the market value of the Shares will be charged in respect of any withdrawal of Shares and such stamp duty will be payable by the relevant Holder requesting the withdrawal of the Deposited Securities.  In addition, it will be necessary to obtain the approval of the Reserve Bank of India for withdrawal of Deposited Securities or for the Company to register Shares in the name of a person who is not a resident of the Republic of India upon such withdrawal.  Any subsequent transfer of the Deposited Securities by the holder after withdrawal will require the approval of the Reserve Bank of India, which approval must be obtained by the transferee and the Company under Section 29(1)(b) and 19(4), respectively, of the Foreign Exchange Regulation Act, 1973.

(3)           Transfer, Combination and Split-Up of Receipts.  The Registrar shall register the transfer of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts evidencing the same aggregate number of ADSs as those evidenced by this Receipt when canceled, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied:  (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this Receipt has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this Receipt has been duly stamped (if required by the laws of the State of New York or of the United States, or any other applicable law), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this Receipt (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall cancel this Receipt and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this Receipt when canceled by the Depositary, shall cause the Registrar to countersign such new Receipts and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:  (i) this Receipt has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 and Exhibit B to the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this Receipt, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4)           Pre-Conditions to Registration, Transfer, Etc.  As a condition precedent to the execution and delivery, registration of issuance, transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this Receipt, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar, are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this Receipt, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to Article (24) hereof.  Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5)           Compliance With Information Requests.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to the rules and requirements of the Commission, the Securities and Exchange Board of India, Reserve Bank of India, and of any stock exchange on which Shares are, or will be registered, traded or listed, the Articles of Association and Memorandum of Association of the Company and any other laws, rules and regulations, which require notification to the Company of interest in Deposited Securities, inter alia, as to certain acquisitions or dispositions of shares (or share equivalents), the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6)           Ownership Restrictions.  Notwithstanding any provision of this Receipt or of the Deposit Agreement, the Company may restrict transfers of the Shares where the proposed transfer is in violation of applicable laws, rules and regulations (including where such transfer might result in ownership of Shares exceeding limits imposed under applicable laws and regulations), or the Articles of Association and Memorandum of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where the proposed transfer is in violation of applicable laws, rules and regulations (including where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits).  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association and Memorandum of Association of the Company.

(7)           Liability of Holder for Taxes and Other Charges.  Any tax or other governmental charge payable with respect to this ADR or any Deposited Securities or ADSs evidenced hereby shall be payable by the Holders and Beneficial Owners to the Depositary.  The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency.  The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to Article (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received.  Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and  Affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

(8)           Representations and Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Except as contemplated by Section 2.12 of the Deposit Agreement, each such person shall also be deemed to represent that Shares deposited by that person are not Restricted Securities, and that the deposit of Shares or sale of ADSs by that person is not restricted, under the Securities Act.  Such representations and warranties shall survive the deposit of Shares and issuance of ADSs in respect thereof.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9)           Filing Proofs, Certificates and Other Information.  Any person presenting Shares for deposit, any Holder and any Beneficial Owner may be required by the Company or the Depositary, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary, the Company and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval and approval for deposit, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and regulations and the terms of the Deposit Agreement and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information or documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the appointed agent of the Company for the registration and transfer of Shares) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement.  The Depositary and the Registrar, as applicable, may withhold the execution or Delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by Article 24 hereof, the Delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s reasonable satisfaction.

(10)         Charges of Depositary.  The Depositary shall charge the following fees:

(i)
Issuance Fee:  to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares (excluding issuances as a result of distributions described in paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement;

(ii)
Cancellation Fee:  to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities or to any person to whom Deposited Securities are delivered, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered;

(iii)
Cash Distribution Fee:  to any Holder of ADSs, a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements);

(iv)
Stock Distribution /Rights Exercise Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for (a) the distribution of stock dividends or other free stock distributions or (b) the exercise of rights to purchase additional ADSs;

(v)
Other Distribution Fee:  to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

(vi)	Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (22) of this ADR and as contemplated in the Deposit Agreement.  The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations).  In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable ADS Record Date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the ADS Record Date established by the Depositary.  For ADSs held through DTC, the Depositary fees for distributions other than cash and for the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the Depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the Depositary agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time.  Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary.  Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(11)           Title to Receipts.  It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each ADS evidenced hereby) shall be transferable on the same terms as a certificated security under the laws of the State of New York, provided that the Receipt has been properly endorsed or is accompanied by proper instruments of transfer.  Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes.  Neither the Company nor the Depositary shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder is the registered Holder of this Receipt or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the registered Holder thereof.

(12)           Validity of Receipt.  The Holder(s) of this Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Receipts.  Receipts bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such Receipt by the Depositary.

(13)           Available Information; Reports; Inspection of Transfer Books.  The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission.  These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.  The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Registrar shall keep books for the registration of issuances and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders of such Receipts, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such Receipts in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the Receipts.

The Registrar may close the transfer books with respect to the Receipts, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to Article (24) hereof.

Dated: ________________

CITIBANK, N.A. Transfer Agent and Registrar	CITIBANK, N.A., as Depositary

By: _______________________ Authorized Signatory	By: _________________________ Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, NY 10013, U.S.A.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14)           Dividends and Distributions in Cash, Shares, etc.  Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary be converted such dividend, distribution or proceeds into Dollars upon the terms of the Deposit Agreement on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted), (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADS held as of the ADS Record Date.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding.  If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly.  Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

If any distribution upon any Deposited Securities consists of a free distribution of Shares, the Company shall or cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees.  Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such free distribution, subject to the terms of the Deposit Agreement (including, without limitation, payment of (a) the applicable fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net (a) of the applicable fees and charges of, and the expenses incurred by, the Depositary, as provided in the Deposit Agreement and (b) taxes).  In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b)  fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement.  The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders.  The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  If such conditions are not satisfied or if the Company requests that the rights not be made available to Holders of ADSs, the Depositary shall sell the rights as described below.  In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).  If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines that it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem practical. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of the Deposit Agreement.  If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful and practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADR Holders by the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (and other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.  In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.  The rights issued by the Company may not be negotiable, and if negotiable, a liquid market for rights may not exist.  This may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights.  Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable.  Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall, (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement , and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of Holders of ADSs in any way it deems reasonably practicable under the circumstances.

(15)           Redemption.  Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and satisfactory documentation as contemplated by the Deposit Agreement, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price.  Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement, and (b) taxes), retire ADSs and cancel ADRs upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement.  If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary.  The redemption price per ADS shall be the dollar equivalent of per share amount received by the Depositary upon the redemption of the Deposited Securities represented by American Depositary Shares (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16)           Fixing of ADS Record Date.  Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (“ADS Record Date”) for the determination of the Holders of Receipts who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as possible to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of India. Subject to applicable law and the terms and conditions of this Receipt and the Deposit Agreement, only the Holders of Receipts at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

(17)           Voting of Deposited Securities.

(a)           ADS Voting Instructions.  As soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy.  The Depositary shall, if requested in writing in a timely manner by the Company (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company’s expense and provided no U.S. legal prohibitions exist, distribute to Holders:  (a) such notice of meeting or solicitation of consent or proxy, (b) a statement that the Holders as of the ADS Record Date will be entitled, subject to any applicable law, the provisions of the Deposit Agreement, the Company’s Articles of Association and Memorandum of Association and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder’s ADSs, (c) a brief statement as to the manner in which such voting instructions may be given, and (d) summaries of any materials and other documents provided by the Company for the purpose of enabling such Holders to exercise such voting rights.  Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities.  Upon the timely receipt of voting instructions from a Holder of ADSs as of the ADS Record Date in the manner specified by the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the provisions  of the Deposit Agreement, the provisions of the Articles of Association and Memorandum of Association of the Company and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs held by such Holder, either (x) in the event of voting on a show of hands, in which case the Depositary shall vote, or shall instruct the Custodian to vote, all Shares and/or other Deposited Securities held under the terms of the Deposit Agreement in accordance with instructions timely received from Holders of a majority of the American Depositary Shares  for which instructions have been given to the Depositary, or (y) in the event  of voting on a poll, in which case the Depositary shall vote, or shall instruct the Custodian to vote, the Shares and/or Deposited Securities in accordance with the instructions timely received from the Holders giving instructions.

For the purpose of this Receipt and the Deposit Agreement, in the event that the Depositary receives an express instruction from a Holder as of the ADS Record Date to demand a poll with respect to any matter to be voted on by Holders of the American Depositary Shares, the Depositary shall notify the Chairman of the Company or a person designated by the Chairman of such instruction and request the Chairman of the Company or such designee to demand a poll with respect to such matters.  The Company agrees that the Chairman of the Company or such designee will make their reasonable best efforts to demand a poll at the meeting at which such matters are to be voted on and to vote such Shares in accordance with the instructions of the Holders of the American Depositary Shares.

The Depositary has been advised that under Indian law, as in effect as of the date of the Deposit Agreement, voting of Shares is by show of hands (in which case each shareholder has one (1) vote regardless of the number of Shares owned) unless a poll is validly demanded and a proxy holder may not vote except in a poll vote.  In addition, the Company’s Articles of Association and Memorandum of Association, as in effect as of the date hereof, provide that a poll may be demanded at any general meeting by a holder or holders holding (a) at least 10% of the total Shares entitled to vote on a resolution or (b) Shares with an aggregate paid up capital of at least Rs.50,000.  As a result, unless specifically instructed by a Holder or Holders holding (a) at least 10% of the total Shares (represented by such Holder(s)’ American Depositary Shares) entitled vote on a resolution or (b) Shares (represented by such Holder(s)’ American Depositary Shares) with an aggregate paid-up capital of at least Rs.50,000, the Chairman of the Company or his designee may not be able to demand a poll at the instruction of Holders.  The Company’s Articles of Association and Memorandum of Association (as in effect on the date hereof) further provide that the Chairman shall cast the deciding vote, in the event of a tie.

(b)           Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, Deposited Securities represented by ADSs except (a) pursuant to and in accordance with the voting instructions timely received from Holders, or (b) as otherwise contemplated herein in the event of voting by show of hands.  If the Depositary timely receives voting instructions from a Holder which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such instructions.  Deposited Securities represented by ADSs for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.  Notwithstanding anything else contained in the Deposit Agreement or this Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation or consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.  There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

(18)           Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities.  The Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary as provided in the Deposit Agreement and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19)           Exoneration.  Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this Receipt, by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future of the Articles of Association and Memorandum of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association and Memorandum of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in good faith reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of ADS or (v) for any consequential or punitive damages for any breach of the terms of this Deposit Agreement.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this Receipt.

(20)           Standard of Care.  The Company and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Company and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.  The Depositary and its agents assume no obligation and shall not be subject to any liability under this Deposit Agreement or the Receipts to Holders or Beneficial Owners or other persons, except that the Depositary and its agents agree to perform their obligations specifically set forth in this Deposit Agreement without negligence or bad faith.  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this Deposit Agreement.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.

(21)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company (whereupon the Depositary shall be entitled to take the actions contemplated in Article (23) hereof), or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Article (23) hereof), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the Deposit Agreement).  The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request.  Any such successor depositary shall promptly notify Holders of its appointment.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22)           Amendment/Supplement.  Subject to the terms and conditions of this Article 22, the Deposit Agreement and applicable law, any provisions of this Receipt or the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby.  In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(23)           Termination.  The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Holders’ Receipt(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in Article (2) hereof and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt.  If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).  At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24)           Compliance with U.S. Securities Laws.  Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)           Certain Rights of the Depositary; Limitations.  Subject to the further terms and provisions of this Article (25), the Depositary, its Affiliates and their agents, on their own behalf and on behalf of their clients, may own and deal in any class of securities of the Company and its Affiliates and in ADSs.  The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares.  In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may, except in the case of Restricted ADSs, (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”).  The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing.  Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within Receipt and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said Receipt on the books of the Depositary with full power of substitution in the premises.

Dated:
Name: ________________________________
            By:
            Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

__________________________
SIGNATURE GUARANTEED
All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The Receipts issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the Receipt:  “This Receipt evidences American Depositary Shares representing  partial entitlement’ equity shares, par value Rs.5 per share (“Shares”), of REDIFF.COM INDIA LIMITED and as such do not entitle the holders thereof to the same per-share entitlement as other Shares (which are “full entitlement” Shares) issued and outstanding at such time.  The American Depositary Shares represented by this Receipt shall entitle holders to distributions and entitlements identical to other American Depositary Shares when the Shares represented by such American Depositary Shares become “full entitlement” Shares.]

[This certificate represents “Restricted ADSs” issued upon the terms of Section 2.12 of the Deposit Agreement (as hereinafter defined).  This certificate and the Restricted ADSs represented hereby may not be sold or otherwise transferred without an effective registration statement for such securities under the Securities Act of 1933, as amended, or unless an exemption from registration under said act is available for such sale or transfer.]

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

I.           Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

Service		Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	Depositary Services.	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.	Person holding ADSs on the applicable record date(s) established by the Depositary.

B-1

II.           Charges

Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)
such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)
such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)
such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the servicing or delivery of Deposited Securities.

B-2